EXHIBIT 10.49

PARTICIPATION AGREEMENT
Dated as of February 15, 2007
among
CULPEPER LESSOR 2007-1 LLC,
as the Lessor,
NAP OF THE CAPITAL REGION, LLC,
as the Lessee,
and
TERREMARK WORLDWIDE, INC.,
as the Guarantor

Lease Financing for
facility located in Culpeper, Virginia

     i

TABLE OF CONTENTS
(continued)
     ii

PARTICIPATION AGREEMENT
     THIS PARTICIPATION AGREEMENT (this “Agreement”), dated as of February 15, 2007, is among CULPEPER LESSOR 2007-1 LLC, a Delaware limited liability company, as the Lessor; NAP OF THE CAPITAL REGION, LLC, a Florida limited liability company, as the Lessee; and TERREMARK WORLDWIDE, INC., a Delaware corporation, as the Guarantor.
W I T N E S S E T H:
     In accordance with the terms and provisions of this Agreement, the Lease and the other Operative Documents, (i) the Lessor has agreed to acquire the Leased Property, (ii) the Lessor has agreed to lease the Leased Property to the Lessee under the Lease and (iii) the Lessee has agreed to rent the Leased Property from the Lessor under the Lease.
     NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1
DEFINITIONS; INTERPRETATION
     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof and the rules of interpretation set forth in Appendix I hereto shall apply to this Agreement.
SECTION 2
ACQUISITION AND LEASE; NATURE OF TRANSACTION
     SECTION 2.1 Agreement to Acquire and Lease. Subject to the terms and conditions of this Agreement, on the Closing Date (i) the Lessor has agreed to acquire the Leased Property, (ii) the Lessor shall lease the Leased Property to the Lessee, and the Lessee shall lease the Leased Property from the Lessor, under the Lease, and (iii) the Lessee shall record the Lease (or a memorandum thereof) and the other Operative Documents to be recorded as provided in this Agreement.
     SECTION 2.2 Funding. On the Closing Date, upon the Lessee’s satisfaction of the conditions set forth in Section 3.1 hereof, the Lessor shall acquire the Leased Property and fund the initial amount of the Lease Balance in an aggregate amount not to exceed $4,431,811.99.
     SECTION 2.3 Nature of Transaction. It is the intent of the parties hereto, and the parties hereto expressly agree, that, as provided in Article XII of the Lease, for all purposes, including Lessee’s financial accounting purposes, commercial, real estate and regulatory law, bankruptcy (including the substantive law upon which bankruptcy proceedings are based) and federal income tax and state and local income, property and transfer tax law, UCC and all other purposes:

          (a) The Overall Transaction constitutes a financing transaction. The Overall Transaction preserves beneficial ownership in the Leased Property in the Lessee and the obligations of the Lessee to pay Basic Rent shall be treated as payments of principal and interest to the Lessor.
          (b) The Lessor holds title to the Leased Property as security for the Lessee’s obligations under the Operative Documents, and the Lease grants a lien and security interest in the Leased Property and the other collateral described therein for the benefit of the Lessor.
     Reference is made to Article XII of the Lease for the provisions thereof concerning the intent of the parties and the nature of the interest held by the Lessor in the Leased Property. Notwithstanding the foregoing and the provisions of Section 4.2 and Section 7.4 hereof, the Lessee acknowledges and agrees that neither the Lessor nor any Affiliates of the Lessor nor any other Person, has made any representations or warranties to the Lessee concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents or any aspect of the Overall Transaction and that the Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.
     SECTION 2.4 Amounts Due Under Lease. Anything in this Agreement or in any of the other Operative Documents to the contrary notwithstanding, it is the intention of the Lessee and the Lessor that (i) the Lessee shall be obligated, pursuant to the terms of the Lease, to pay Rent to the Lessor as and when due under the Lease, including payment of Basic Rent on each Rent Payment Date, (ii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Leased Property under the Lease or any of the other Operative Documents, the principal amount of the Lease Balance then outstanding, all interest accrued thereon and all other obligations of the Lessee owing to the Lessor under the Operative Documents, shall be paid in full by the Lessee and (iii) upon an Event of Default resulting in an acceleration of the Lessee’s obligation to purchase the Leased Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Lease Balance, accrued interest and all other obligations of the Lessee under the Operative Documents. The foregoing notwithstanding, the parties hereto acknowledge and agree that the obligations of the Lessor hereunder and under the Lease and the other Operative Documents are limited as provided in Section 18.9 of the Lease.
     SECTION 2.5 Controlling Agreements. In the event of any conflict between this Agreement and any other Operative Document, this Agreement shall control.
     SECTION 2.6 Permitted Use of Lease Balance. The Lessee and the Guarantor acknowledge and agree that all amounts advanced by the Lessor on the Closing Date shall only be applied in payment of the purchase price and related costs incurred to acquire the Leased Property and, to the extent agreed to by the Lessor and the Lessee, Transaction Expenses approved by the Lessor, and all other amounts advanced by the Lessor as part of the Lease Balance shall be applied as provided in the Operative Documents.

SECTION 3
CONDITIONS PRECEDENT; DOCUMENTS
     SECTION 3.1 Conditions to the Closing Date. All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of the Lessor in New York, New York. The Closing Date (the “Closing Date”) shall occur on the earliest date on which the following conditions precedent shall have been satisfied, or waived by the parties hereto (acting directly or through their respective counsel), except that (i) the obligation of any party hereto shall not be subject to such party’s own performance or compliance and (ii) waiver by the Lessor of any condition shall be in such party’s sole and absolute discretion:
          (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto, and witnessed and acknowledged where appropriate:
          (i) Participation Agreement. Counterparts of this Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.
          (ii) Lease. The original of the Lease, together with the Lease Supplement, each duly executed by the Lessor and the Lessee, provided that the Lease Supplement shall be executed and acknowledged in recordable form, shall have been delivered to the parties thereto.
          (iii) Guaranty. The original of the Guaranty, duly executed by the Guarantor, shall have been delivered to the Lessor.
          (iv) Financing Statements. The Lessee Financing Statements, in form satisfactory to the Lessor, shall have been delivered to the Lessor.
          (v) Title and Title Insurance. The Lessor shall receive from the Title Insurance Company an Owner’s Policy in the aggregate amount of the Lease Balance (the “Title Policy”) issued by the Title Insurance Company and acceptable in form and substance to the Lessor. The Title Policy (A) shall be dated as of the Closing Date, and (B) to the extent permitted under Applicable Law, shall include coverage over the general exceptions to such Title Policy and shall contain such affirmative endorsements as to easements and rights-of-way, encroachments, the nonviolation of covenants and restrictions, survey matters, creditor’s rights (if available), tax parcel, access, contiguity and other matters as the Lessor shall request and are available in the Commonwealth of Virginia.
          (vi) Survey. The Lessee shall have delivered, or shall have caused to be delivered, to the Lessor, at the Lessee’s expense, an accurate ALTA Survey of the Leased Property certified to the Lessor and the Title Insurance Company acceptable to the Lessor and showing no state of facts unsatisfactory to the Lessor and prepared by a licensed surveyor reasonably satisfactory to Lessor.
          (vii) Resolutions and Incumbency Certificates, etc. The Lessor shall have received (A) a certificate of the Secretary or an Assistant Secretary of

Terremark, as the Sole Member of the Lessee and as Guarantor, attaching and certifying as to (1) the resolution of Terremark’s Board of Directors (or a duly authorized committee of such Board) duly authorizing the execution, delivery and performance by Terremark, as such Sole Member on behalf of the Lessee and as Guarantor, of each Operative Document to which the Lessee or Guarantor (as applicable) is or will be a party, (2) the incumbency and signatures of Persons authorized to execute and deliver Operative Documents on Terremark’s behalf (as Sole Member of the Lessee and as Guarantor), (3) Terremark’s certificate of incorporation, certified as of a recent date by the Secretary of State of the state of Terremark’s incorporation, (4) Terremark’s by-laws and (5) the Lessee’s operating agreement and all other documents and certificates evidencing the due organization of the Lessee, and (B) good standing certificate for Terremark and the Lessee from the appropriate officer of the state in which each such entity is organized and of the state in which the Leased Property is located, all of which shall be in form and substance satisfactory to the Lessor.
          (viii) Recording Fees; Transfer Taxes. The Lessor shall have received satisfactory evidence of the filing or recording, as applicable, and the payment by the Lessee of all recording and filing fees and taxes with respect to any recordings or filings made, of the Lease Supplement and any other documents that are to be recorded in connection with the Overall Transaction (as the same may be approved by the Lessor).
          (ix) Opinion of Lessee’s and Guarantor’s Counsel. Opinions of counsel to the Lessee and the Guarantor, dated the Closing Date, shall have been delivered and addressed to the Lessor, which opinions shall be in form and substance acceptable to the Lessor.
          (x) Delivery of Other Documents and Instruments; Satisfaction of Conditions. The Lessee shall have delivered to the Lessor such other documents and instruments as may be required by the Lessor, including, without limitation, such documents and instruments as may be required or contemplated by the Commitment, and the Lessee shall have satisfied all other conditions set forth in such Commitment.
          (b) Litigation. No action or proceeding shall have been instituted or threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened by any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby, which could result in a Material Adverse Effect or which could otherwise materially adversely affect the Leased Property or the transactions contemplated by the Operative Documents.
          (c) Legality. In the opinion of the Lessor or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for the Lessor to participate in any of the transactions contemplated by the Operative Documents.

          (d) No Events. (i) No Default, Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing and (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) the Lessee shall not be in default under the Falcon Purchase Agreement, the Purchase Agreement or any other lease or loan arrangement or obligation for borrowed money between the Lessor or any Affiliate of the Lessor and the Lessee or the Guarantor or any of its or their Affiliates.
          (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct as though made on and as of the Closing Date.
          (f) No Material Adverse Effect. There shall not have occurred any event or events, individually or in the aggregate, having a Material Adverse Effect since March 31, 2006.
          (g) Fees and Transaction Expenses. The Lessee or Guarantor shall have paid the fees and expenses of the Lessor and their respective counsel and any Standby Fees then due and payable.
          (h) Taxes. All taxes payable on or prior to the Closing Date in connection with (i) the execution, delivery, recording or filing of any of the Operative Documents, (ii) the extension of credit evidenced by the Operative Documents, and (iii) the Leased Property shall have been paid in full or otherwise provided for by the Lessee. All sales taxes and duties related to the transactions contemplated by the Operative Documents due and payable as of the Closing Date have been paid or otherwise provided for by the Lessee.
SECTION 4
REPRESENTATIONS AND COVENANTS
     SECTION 4.1 Representations and Covenants of the Lessee and Guarantor. Effective as of the date of execution hereof and on the Closing Date, each of the Lessee and the Guarantor represents, warrants and covenants to each of the other parties hereto as follows:
          (a) Organization; Corporate Powers. Each of the Sole Member of the Lessee, the Lessee and the Guarantor (i) is a corporation (with respect to Terremark as such Sole Member and as Guarantor) and a limited liability company (with respect to the Lessee) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (as applicable), and each of such Sole Member and the Lessee is qualified to do business in the Commonwealth of Virginia, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is required and where the failure to be duly qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents.
          (b) Authority. Each of the Sole Member of the Lessee, the Lessee and the Guarantor has the requisite power and authority to execute, deliver and perform the Operative Documents executed or to be executed by it. The execution, delivery and performance (and the recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated on the part of the Lessee and the Guarantor hereby and thereby, have been duly approved by the Board of Directors of Terremark, as the Sole Member of the Lessee and as the Guarantor, and no corporate or other proceedings on the part of the Sole Member of the Lessee, the Lessee or the Guarantor are necessary for the execution, delivery and performance by the Lessee and the Guarantor of the Operative Documents or the consummation of the transactions so contemplated thereby.
          (c) Due Execution and Delivery of Operative Documents. The Operative Documents executed by the Lessee and/or the Guarantor have been duly executed and delivered (and recorded or filed, as the case may be) by the Lessee and the Guarantor, as applicable, and, in each case, constitute its and their legal, valid and binding obligations, enforceable against each of them in accordance with the respective terms of each such Operative Document, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally or by general equitable principles.
          (d) No Conflict. The execution, delivery and performance by each of the Lessee and the Guarantor of each Operative Document to which the Lessee and/or the Guarantor is a party, and each of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law or Contractual Obligation of the Lessee or the Guarantor, (ii) result in or require the creation or imposition of any Lien whatsoever on the Leased Property (other than Permitted Liens) or on any asset of the Lessee or the Guarantor except as contemplated by the Operative Documents or (iii) require any approval of any Persons holding voting power with respect to the affairs of either the Lessee or the Guarantor or any other consent or approval which has not been obtained.
          (e) Governmental Consents. Except as have been made, obtained or given, no filing or registration with, consent or approval of, notice to, with or by any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance by the Lessee or the Guarantor of the Operative Documents, the use of the funds provided by the Lessor as provided in this Agreement, or the legality, validity, binding effect or enforceability of any Operative Document.
          (f) Governmental Regulation. Neither the Lessee nor the Guarantor is (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.
          (g) Requirements of Law. Each of the Lessee and the Guarantor is in compliance with all Requirements of Law applicable to the Lessee, the Guarantor and its or their business and the Leased Property except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.
          (h) Rights in Respect of the Leased Property. Neither the Lessee nor the Guarantor nor any of their Affiliates is a party to any contract or agreement to sell any interest in the Leased Property or any part thereof other than pursuant to this Agreement, the Lease and the other Operative Documents.

          (i) Hazardous Materials.
          (i) Except as are in full compliance with all Environmental Laws, there are no Hazardous Materials present at, upon, under or within the Leased Property or released or transported to or from the Leased Property.
          (ii) No Governmental Actions have been taken, or are in process or, to the Lessee’s knowledge, have been threatened, which could subject the Leased Property or the Lessor to any Claims or Liens under any Environmental Law which could have an adverse effect on the Lessor, the Lessee or the Leased Property, or could result in a diminution of the value, utility, usefulness or useful life of the Leased Property.
          (iii) The Lessee has or will obtain as and when required all Environmental Permits necessary to operate and maintain the Leased Property, all in accordance with Environmental Laws, and the Lessee will comply, and will cause the Leased Property to comply, with all such Environmental Permits.
          (iv) With respect to the Leased Property, no written notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the Lessee, and no penalty has been assessed on the Lessee or, to the Lessee’s knowledge, the Leased Property, and no investigation or review is pending or, to the Lessee’s knowledge, threatened by any Governmental Authority or other Person with respect to any alleged violation or liability of the Lessee or the Leased Property under any Environmental Law. To the Lessee’s knowledge, no written notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed to or with respect to any other Person, and no penalty has been assessed on any other Person, and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to the Leased Property with respect to any alleged violation or liability under any Environmental Law by any other Person.
          (v) The Leased Property and each portion thereof are presently in compliance with all Environmental Laws, and, except as previously disclosed to the Lessor in writing, there are no present or past facts, circumstances, activities, events, conditions or occurrences with respect to environmental matters regarding the Leased Property (including, without limitation, the Release or presence of Hazardous Materials) that could reasonably be expected to: (A) form the basis of a Claim against the Leased Property, the Lessor or the Lessee, (B) cause the Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which the Leased Property is located or with any other applicable Governmental Authority, (D) prevent or interfere with the continued operation and maintenance of the Leased Property as contemplated by the Operative Documents, or (E) result in a diminution of the value, usefulness or useful life of the Leased Property.

          (j) Leased Property. The Lessee will cause the condition and use of the Leased Property to conform with all conditions or requirements of all permits and approvals issued with respect to the Leased Property, and the present use of the Leased Property and the Lessee’s future intended use of the Leased Property under the Lease do not and will not violate any Applicable Law (including, without limitation, all zoning and land use laws and all Environmental Laws). No notices, complaints or orders of violation or non-compliance have been issued or, to the Lessee’s knowledge, threatened or contemplated by any Governmental Authority with respect to the Leased Property or any present or intended future use thereof. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property for the Permitted Use and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same will be obtained as and when required for the development, occupancy, use and operation of the Leased Property and will remain in full force and effect, and there is no pending modification or cancellation of any of the same. All utility services necessary for use of the Leased Property (including without limitation, electric, gas, telephone, water and sewer service) are or will be available to the Leased Property. All necessary easements to provide such utility services to the Leased Property have been or will be obtained as and when needed for the development, occupancy, use and operation of the Leased Property.
          (k) Taxes. Except as disclosed to the Lessor in writing prior to the Closing Date, the Lessee, the Guarantor and its or their Affiliates have filed all tax returns that are required to have been filed in any jurisdiction and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent. The charges, accruals and reserves on the books of the Lessee and the Guarantor in respect of Federal, state or other taxes for all fiscal periods are adequate. No tax liens have been filed and no Claims have been asserted with respect to any such taxes. There are no pending investigations of Lessee or the Guarantor by any taxing authority.
          (l) ERISA. Neither the Lessee nor the Guarantor nor any of their ERISA Affiliates has incurred or is reasonably expected to incur any accumulated funding deficiency as defined in ERISA and the regulations promulgated thereunder. No Reportable Event has occurred or is reasonably expected to occur with respect to any Pension Plan involving the Lessee, the Guarantor or any of their ERISA Affiliates. The transactions contemplated by this Agreement and the other Operative Documents do not constitute a prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code for which an exemption from the prohibited transaction rules is not applicable. The PBGC has not asserted that the Lessee, the Guarantor or any of their ERISA Affiliates has or have incurred any liability in connection with any Pension Plan, nor has any Lien attached (nor any Person threatened to attach a Lien) on any property of the Lessee, the Guarantor or any of their ERISA Affiliates as a result of its or their failure to comply with ERISA or regulations promulgated thereunder. Neither the Lessee, the Guarantor nor any of their ERISA Affiliates has contributed to, has an obligation to contribute to, or has liability, including Withdrawal Liability, with respect to a “multi-employer plan”, within the meaning of Section 4001(a)(3) of ERISA.

          (m) Solvency. The transactions contemplated by this Agreement and the other Operative Documents have not been entered into by the Lessee or the Guarantor in contemplation of its or their insolvency nor have such transactions been entered into with the intent to hinder, delay or defraud the equity holders or the creditors of the Lessee or the Guarantor. Neither the Lessee nor the Guarantor is, as of the date of this Agreement, “insolvent” as that term is defined in 11 U.S.C. § 101(34), nor will the consummation of the transactions contemplated by this Agreement render the Lessee or the Guarantor insolvent (giving effect to the fair valuation of its assets) or result in the Lessee or the Guarantor having unreasonably small capital for the conduct of its or their respective business.
          (n) Title to Collateral. The Lessee owns and will own good and marketable title to the Leased Property which is pledged as security for its obligations pursuant to the Operative Documents, free and clear of all Liens and encumbrances, except for Permitted Liens, and except that the Lessor holds record title to the Leased Property. The Lease Supplement creates a valid and enforceable Lien on the Leased Property and all other collateral covered thereby for the benefit of the Lessor, and, upon the filing of UCC financing statements and the Lease Supplement in the appropriate filing offices in the Commonwealth of Virginia, the Lessor will have a first priority perfected Lien on the Leased Property which is pledged as security for the Lessee’s obligations under the Operative Documents.
          (o) Financial Statements. The audited financial statements of the Guarantor for the fiscal year ending as of March 31, 2006 and the unaudited financial statements for fiscal quarterly periods ending as of June 30, 2006 and September 30, 2006, heretofore furnished to the Lessor, are true and complete (subject, in the case of such quarterly statements, to normal year-end adjustments), have been prepared in accordance with GAAP consistent with the respective prior fiscal periods of the Guarantor, omit no material contingent liabilities of any kind that are not disclosed or otherwise reflected therein, and fairly present the financial condition and results of operations and cash flows of the Guarantor and its consolidated Subsidiaries as of the date thereof and for such periods. Since March 31, 2006, there has been no material adverse change in the condition (financial or otherwise), affairs, assets, properties, operations, prospects, or businesses of the Guarantor and its Subsidiaries.
          (p) Other Information. All information (other than information presented in financial statements) heretofore furnished by the Lessee and/or the Guarantor to the Lessor for purposes of or in connection with this Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Lessee, and/or the Guarantor to the Lessor will be true, and accurate in all material respects on the date as of which such information is stated or certified, and such information does not and will not omit to state any information, the omission of which could cause such information to be false or misleading.
          (q) Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Lessee or the Guarantor, threatened against or affecting the Lessee or the Guarantor (including, without limitation, any such action involving Environmental Laws) which, in either case, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or could adversely affect its or their right to enter into the Operative Documents and the transactions contemplated thereby or that challenges the validity or enforceability of the Operative Documents.
          (r) No Proceedings with Respect to Leased Property. There is no action, suit or proceeding (including any proceeding with respect to a Condemnation or under any Environmental Law) pending or, to the best of the Lessee’s and the Guarantor’s knowledge, threatened with respect to or affecting the Leased Property or which could adversely affect the development, occupancy, use, operation, title to, utility, useful life or value of the Leased Property or any portion thereof.
          (s) Intentionally Omitted.
          (t) Licenses, Approvals, Necessary Permits, etc. All licenses, approvals, authorizations, consents and permits applicable to the Lessee required for the construction, use or operation of the Leased Property, have, in each case, either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, as soon as the acquisition of that permit is necessary or appropriate and prior to commencing any such construction, use or operation for which such license, approval, authorization, consent or permit is required. To the best knowledge of the Lessee and Guarantor, the Leased Property does not include any cemetery, Native American burial ground or village or any other matter of historic or archaeological significance that would require the notification or consent of any state, local or federal agency or any third party (including, without limitation, any agency of the Commonwealth of Virginia) in connection with any excavation or construction thereon.
          (u) No Transfer Taxes. No sales, use, excise, transfer or other tax, fee or imposition shall result from the sale, transfer, lease or purchase of any portion of the Leased Property, except such taxes, fees or impositions that will have been paid in full as and when due.
          (v) Location of Chief Executive Office and Principal Place of Business, etc. The chief executive office and principal place of business of the Lessee are at Lessee’s Address set forth in Section 8.2 hereof. The Lessee is a limited liability company organized under the laws of the State of Florida whose Sole Member is Terremark. The Lessee and such Sole Member are each qualified to do business in the Commonwealth of Virginia. The Lessee shall keep its company records concerning the Leased Property and the Operative Documents at such chief executive office or, after thirty (30) days prior notice to the Lessor, at such other office specified in such notice.
          (w) No Default. No Default or Event of Default, Event of Loss or Event of Taking has occurred and is continuing or, upon giving effect to the transactions contemplated hereby, would occur. Neither the Lessee nor Guarantor is in default in the payment or performance of any of its Material obligations or in the performance of any Material contract, agreement or other instrument to which it is a party or by which it or any of its assets may be bound and which will continue to exist subsequent to the date hereof, which default could affect the Lessee’s right to enter into this Agreement or the other Operative Documents, the validity or effectiveness thereof or the ability of Lessee or the Guarantor to perform its obligations hereunder and thereunder or could have a Material Adverse Effect.
          (x) Representations Truthful. All representations and warranties of Lessee and the Guarantor in this Agreement and the other Operative Documents are true and correct and all covenants set forth therein will be performed and observed by the Lessee and the Guarantor.
          (y) No Broker. Except for Scheer Partners, no broker’s commission or finder’s fee relating to or in connection with the transactions contemplated in this Agreement or the other Operative Documents is due. The Lessee agrees to pay all Standby Fees to Lessor or its Affiliate, as applicable, as and when due.
     SECTION 4.2 Tax Treatment. Each of the Lessee and the Guarantor agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income Tax treatment set forth in Section 2.3 hereof. Each of the Lessee and the Guarantor agrees that the Lessee, the Guarantor and any such Affiliates will file such returns, maintain such records, take such actions and execute such documents as may be appropriate to facilitate the realization of such intended income Tax treatment.
SECTION 5
ADDITIONAL COVENANTS OF LESSEE AND GUARANTOR
     SECTION 5.1 Qualification as to Corporate Status; Fundamental Changes. Terremark, as Sole Member of the Lessee and as the Guarantor, shall remain a validly existing corporation organized under the laws of the State of Delaware, and the Lessee shall remain a valid existing limited liability company organized under the laws of the State of Florida. Terremark, as the Sole Member of the Lessee, and the Lessee shall remain qualified to do business in the Commonwealth of Virginia. The Lessee and Terremark, as the Sole Member of the Lessee and as Guarantor, covenant and agree that the Lessee shall not (i) enter into any transaction of merger or consolidation or amalgamation, or (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any interest in the Lessee or the Leased Property or all or any substantial part of any of the Lessee’s other business or assets, whether now owned or hereafter acquired.
     SECTION 5.2 Further Assurances. Each of the Lessee and the Guarantor shall, at its own expense, promptly, and duly execute and deliver such further documents and assurances and take such further action as any party to this Agreement may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and the other Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of any such Person hereunder and under the other Operative Documents. Upon the written request of the Lessor, the Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents to be recorded or filed at such places and times in such manner as may be necessary to preserve, protect and perfect the interest of the Lessor in the Leased Property as contemplated by the Operative Documents.
SECTION 5.3 Reporting; Inspections.
          (a) The Lessee and the Guarantor shall deliver or cause to be delivered to the Lessor and/or its Affiliates such financial reports as may be required by the Purchase Agreement.
          (b) The Lessee and the Guarantor agree to permit the Lessor (or such representatives as the Lessor may reasonably designate), at Lessee’s sole cost, expense and risk, at any time during normal business hours after prior reasonable notice and subject to the Lessee’s reasonable security procedures (other than in case of an emergency) to inspect the Leased Property and to discuss the condition (financial and otherwise) of the Lessee and/or the Guarantor and its or their operations, prospects, properties, assets, business and affairs and the status of the Leased Property with appropriate officers of the Lessee, all such discussions and inspections to be at such times and as often as the Lessor may reasonably request.
     SECTION 5.4 Compliance with Law. Each of the Lessee and the Guarantor will comply with all Applicable Law, ordinances or governmental rules or regulations to which each of them is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     SECTION 5.5 Payment of Taxes and Claims. Each of the Lessee and the Guarantor will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and/or otherwise required to be paid and all other taxes, assessments, governmental charges, or levies imposed on it or any of its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Lessee, the Guarantor or any Subsidiary, provided that neither the Lessee nor the Guarantor need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Lessee or the Guarantor on a timely basis in good faith and in appropriate proceedings, and the Lessee or the Guarantor has established adequate reserves therefor in accordance with GAAP on the books of the Lessee or the Guarantor or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.
     SECTION 5.6 Maintenance of Properties. Each of the Lessee and the Guarantors will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 5.4(c) shall not prevent the Lessee or the Guarantor from discontinuing the operation and the maintenance of any of its properties (other than the Leased Property) if such discontinuance is desirable in the conduct of its business and such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     SECTION 5.7 Notice of Change of Executive Offices, Change of Name. Each of the Lessee and the Guarantor shall furnish to Lessor notice on or before the 30th day prior to any relocation of its chief executive office or any change in its name or any change to its state of organization.
     SECTION 5.8 Environmental Covenants and Remedies.
          (a) Environmental Covenants. Lessee covenants that it shall:
          (i) comply in all respects with all applicable Environmental Laws, including the effecting of environmental responses or remediation, structural modifications, or other environmental cures to maintain or ensure compliance with Environmental Laws, if applicable;
          (ii) obtain and maintain at all times during the effectiveness of this Agreement, all Environmental Permits that are now or hereafter required with respect to the Leased Property and comply with all terms and conditions of all Environmental Permits now or hereafter required;
          (iii) (x) keep the Leased Property free of Hazardous Materials and (y) not use Leased Property or allow any other Person at any time during the effectiveness of this Agreement to use the Leased Property to generate, manufacture, refine, produce or process any Hazardous Material or to store, handle, transfer or transport any Hazardous Material on the Leased Property, other than (as to both clause (x) and (y)) normal and lawful uses of such Hazardous Materials, taking into account Lessee’s intended use of the Leased Property, which will not diminish the Fair Market Sales Value of the Leased Property and which at all times will comply with Environmental Laws;
          (iv) except as permitted by Environmental Laws and all other Applicable Law, not construct, operate, maintain or allow to be located in, under or on the Leased Property any (w) surface impoundments, (x) underground storage tanks, (y) asbestos or asbestos-containing material, or (z) PCB-containing equipment, including transformers;
          (v) cause any alterations of, improvements or construction on, the Leased Property to be done in accordance with Environmental Laws and Environmental Permits, and in connection with any such modifications, improvements or construction, shall remove and dispose of or otherwise remediate, in compliance with Environmental Laws, any Hazardous Materials present upon the Leased Property and generated or encountered during such activity and required to be removed or remediated pursuant to any Environmental Laws;
          (vi) promptly upon obtaining actual knowledge thereof, give to the Lessor notice of the occurrence of any of the following events: (t) the failure of the

Leased Property, or the Lessee or any permitted assignee of the Lessee with respect to the Leased Property, to comply with any Environmental Law in any manner whatsoever; (u) the issuance by any Governmental Authority to the Lessee or any permitted assignee of the Lessee, of any notice, complaint or order of violation or non-compliance of any nature with regard to the Leased Property or the use thereof with respect to Environmental Laws; (v) any notice of a pending or threatened, non-routine investigation to determine whether the operations of the Lessee or any permitted assignee of the Lessee on the Leased Property are in violation of any Environmental Law; (w) any notice from any Governmental Authority requiring any corrective action with respect to the Leased Property or any portion thereof under any Environmental Law; (x) the initiation of any private party judicial or administrative action relating to violation of any Environmental Law in connection with the use, occupancy or operation of the Leased Property; (y) the existence or threat of a Release of a Hazardous Material at the Leased Property or any condition regulated by any Environmental Law which is or must be reported to a Governmental Authority or that could have a Material Adverse Effect upon the Leased Property; or (z) any other occurrence or discovery or any condition at the Leased Property related to Environmental Laws and which would constitute a Material Adverse Effect on the Leased Property; and
          (vii) if, despite the foregoing prohibitions, during the Lease Term (x) there is any actual or threatened Release, which is not in compliance with Environmental Laws or Environmental Permits or (y) Hazardous Materials on, in, under or at the Leased Property which give rise to a liability or Claim under common law or any Environmental Law or Environmental Permit, the Lessee shall, with all deliberate speed, in any and all such occurrences and at its sole cost and expense, promptly take all applicable action required under and taken in compliance with Environmental Laws and the reasonable instructions of the Lessor to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of such Hazardous Material.
          (b) Certain Environmental Remedies. The Lessor shall have the right, but not the obligation, through such representatives or independent contractors as it may determine, to enter upon the Leased Property and to expend funds to:
          (i) cause one or more Environmental Site Assessments of the Leased Property to be undertaken, if the Lessor in its reasonable discretion determines that such assessment is appropriate. Such Environmental Site Assessments shall be reasonable in scope considering the history and use of the Leased Property and the data available from prior reports; provided, however, that the foregoing shall not limit or restrict the reasonable discretion of Lessor’s engineers and consultants in formulating the exact parameters of any such Environmental Site Assessment, which may include, without limitation, (w) detailed visual inspections of the Leased Property, including without limitation, all storage areas, storage tanks, drains, drywells and leaching areas; (x) the taking of soils and surface and sub-surface water samples; (y) the performance of soils and ground water analysis; and (z) the performance of such other investigations or analyses as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for the Lessor to obtain a complete assessment of the compliance of the Leased Property and the use thereof with all Environmental Laws and to make a determination as to whether or not there is any risk of contamination in violation of Environmental Laws which violation could have a Material Adverse Effect and whether or not (A) resulting from Hazardous Materials originating on, under, or from any surrounding property, or (B) having a material adverse effect on any surrounding property resulting from Hazardous Materials originating on, under, or from the Leased Property;
          (ii) cure any breach of the environmental representations, warranties, covenants and conditions made by or imposed upon Lessee under the Operative Documents, including, without limitation, any Environmental Violation by Lessee or affecting the Leased Property;
          (iii) take all actions as are reasonably necessary to (i) prevent the migration of Hazardous Materials on, under, or from the Leased Property to any other property; or (ii) prevent the migration of any Hazardous Materials on, under, or from any other property to the Leased Property;
          (iv) comply with, settle, or otherwise satisfy any Environmental Law as the same relates to the Leased Property including, but not limited to, the payment of any funds or penalties imposed by any Governmental Authority and the payment of all amounts required to remove any Lien or threat of Lien on or affecting the Leased Property; and
          (v) comply with, settle, or otherwise satisfy any Environmental Laws or order of any Governmental Authority, or cure, correct or abate any Environmental Violation or any environmental condition on, or that threatens, the Leased Property and that could cause damage or injury to the Leased Property or to any Person.
     SECTION 5.9 Use of Proceeds; Margin Regulations. The Lessee will apply the funds provided by the Lessor as the Lease Balance as set forth in Sections 2.2 and 2.6 hereof. No part of the funds provided by the Lessor as the Lease Balance will be used, directly or indirectly by Lessee, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities.
     SECTION 5.10 Increased Costs; Funding Losses.
          (a) Increased Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Governmental Authority (“Change in Law”) imposes, modifies, affects or deems applicable any reserve, special deposit, capital adequacy or other requirement required or expected to be maintained by the Lessor or any participant in or assignee of any interest in the Lease Balance (each, a “Participant”) directly or by its parent company (including, without limitation, any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities” as defined in Regulation D of such Board of Governors), or shall impose on the Lessor or any Participant (or its funding office) or on the London interbank market any other condition or any tax, duty or other charge with respect to or otherwise affecting the maintenance of the Lease Balance on a LIBO Rate basis, and the Lessor or such Participant determines (in its sole and absolute discretion) that the rate of return on it or its parent’s capital as a consequence of the funding made by the Lessor or such Participant hereunder to fund its share of the Lease Balance is reduced to a level below that which the Lessor or such Participant or its parent could have achieved but for the occurrence of any such circumstances, or prevents or would prevent the Lessor or any Participant from being legally entitled to a complete exemption from withholding Taxes with respect to the Lease Balance, then, in any such case, upon written notification from time to time by the Lessor or such Participant to the Lessee, the Lessee shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay to the Lessor or such Participant, as Supplemental Rent, additional amounts sufficient to compensate the Lessor or such Participant or its parent for such reduction in rate of return (on a Grossed-Up Basis). A statement of the Lessor or a Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Lessee. In determining such amount, the Lessor or each Participant, as applicable, shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable.
          (b) Funding Losses. The Lessee shall pay to the Lessor or any Participant as Supplemental Rent, such amounts as may be necessary to reimburse the Lessor or any Participant for any loss or expense (including, without limitation, any administration costs) incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lessor or any Participant to make, continue or maintain any portion of its investment in the Lease Balance on a LIBO Rate basis) as a result of (x) the failure of the Lessee to close on the Closing Date or to cause the Lease Balance to be applied to the purchase of the Leased Property and to Transaction Expenses on the Closing Date or (y) any payment of all or any portion of the Lease Balance for any reason on a date other than a Rent Payment Date, including, without limitation, by reason of acceleration (the amount of such loss or expense, the “Break Funding Amount”). The Lessor or such Participant shall promptly notify the Lessee in writing of the amount of any claim under this paragraph, the reason or reasons therefor and the additional amount required fully to compensate the Lessor or any Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Lessee.
          (c) Gross Up. With respect to any payment which the Lessee is required to pay or reimburse under any other provision of this Section 5.10 (each such payment or reimbursement under this Section 5.10, (each such payment or reimbursement under this Section 5.10, an “original payment”) and which original payment constitutes income to the Lessor or any Participant when accrued or received, then the Lessee shall pay to the Lessor or such Participant on demand the amount of such original payment on a grossed-up basis such that, after subtracting all Taxes imposed on the Lessor or such Participant with respect to such grossed-up payment by the Lessee (assuming for this purpose that the Lessor or such Participant was subject to taxation at the highest Federal and applicable, state and local marginal rates applicable to widely held corporations for the year in which such income is taxable), such amount (i.e., the grossed-up payment minus the taxes thereon) shall be equal to the original payment to be received or reimbursed (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by the Lessor or such Participant of any amount, including taxes, for which the payment to be received is made) (“Grossed-Up Basis”).
     SECTION 5.11 Assets Control Regulations and Anti-Money Laundering.
          (a) OFAC. None of the Lessee, Guarantor or any of its or their Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
          (b) Patriot Act; Foreign Corrupt Practices Act. The Lessee, Guarantor and each of their Subsidiaries is in compliance, in all material respects, with the Patriot Act. No part of the funding provided by the Lessor will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     SECTION 5.12 Purchase Agreement. Each of the Lessee and the Guarantor (a) acknowledges that it has made or is deemed to have made certain representations, warranties and covenants pursuant to the Purchase Agreement and that the representations, warranties and covenants set forth in the Operative Documents are in addition to, and not in lieu of, the representations, warranties and covenants set forth in the Purchase Agreement and (b) agrees that it shall comply with all of its covenants and agreements provided for in the Purchase Agreement and in the Operative Documents.
SECTION 6
TRANSFERS BY LESSOR AND HOLDERS
     SECTION 6.1 Lessor Transfers. All or any part of the interest of the Lessor in, to or under this Agreement, the other Operative Documents and/or the Leased Property may be assigned or transferred by the Lessor at any time without the consent of the Lessee to any assignee or transferee, including any Affiliate of the Lessor.
     SECTION 6.2 Participations. The Lessor may, without the consent of the Lessee, sell participations to one or more Persons (such Persons being hereinafter referred to, collectively, as “Participants”) in all or a portion of its rights and obligations under this Agreement, the other Operative Documents or the Leased Property; provided, however, that (i) the Lessor shall remain responsible for the performance of the Lessor’s obligations (if any) under this Agreement and the other Operative Documents to which the Lessor is a party, (ii) the Participant shall be entitled to the cost protection and tax indemnification provisions contained in this Agreement, (iii) the

Lessee shall continue to deal solely and directly with the Lessor in connection with the Lessor’s rights and obligations under this Agreement and the other Operative Documents to which it is a party and in connection with the cost protection and tax indemnification provisions of this Agreement and the other applicable and Operative Documents to which any Participant is entitled pursuant to this Section 6.2, and (iv) the Lessor shall retain the sole right and responsibility to enforce the obligations of the Lessee relating to this Agreement, the Lease and the other Operative Documents.
SECTION 7
INDEMNIFICATION
     SECTION 7.1 General Indemnification. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless, jointly and severally, each Indemnitee, on an After-Tax Basis, from and against, any and all Claims by any Person that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and in any way relating to or arising out of:
          (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof (except to the extent the Lessor’s actions with respect to such matters are in material violation of Applicable Law);
          (b) the Leased Property or any part thereof or interest therein;
          (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part or any interest in the Leased Property or the imposition of any Lien other than a Lessor Lien or incurring of any liability to refund or pay over any amount as a result of any Lien thereon, including without limitation (i) Claims or penalties arising from any violation of law, contract (involving contracts of Lessee) or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, (iii) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or any part thereof, (v) any Claim for patent, trademark or copyright infringement and (vi) Claims arising from any public improvements with respect to the Leased Property resulting in any change or special assessments being levied against the Leased Property or any Claim for utility “tap-in” fees;
          (d) the breach or alleged breach by the Lessee or any of its Affiliates of any representation, warranty or covenant made by any of them or deemed made by any of them in any Operative Document or any certificate required to be delivered under any Operative Document;

          (e) the retaining or employment of any broker, finder or financial advisor by the Lessee or any of its Affiliates to act on behalf of any of them in connection with this Agreement, or the authorization of any broker or financial adviser retained or employed by any other Person who or which acts on behalf of the Lessee or any of its Affiliates, or the incurring of any fees or commissions to which the Lessor or any of its Affiliates might be subjected by virtue of the Lessor entering into the transactions contemplated by this Agreement;
          (f) the existence of any Lien (other than a Lessor Lien) on or with respect to the Leased Property and/or Alterations during the course of any construction (including any construction materials), any Basic Rent or Supplemental Rent, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of or title to or interest of any Person in the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee or any of its Affiliates or any of their contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or any of its Affiliates or Alterations constructed by the Lessee or any of its Affiliates;
          (g) any breach of any requirement, condition, restriction or limitation affecting title to any part of the Leased Property;
          (h) (i) any failure of title to any part of the Leased Property or failure (including the failure to create), lack of perfection, recordation, or loss of priority of the lien of any Lease, the Lease Supplement or the security interests in personal property created thereby, or (ii) the unenforceability, as a matter of law or equity, in whole or in part, of any Operative Document;
          (i) any violation of Applicable Law, rule, regulation or order by the Lessee or any Person in connection with the use or operation of the Leased Property including the Lessee’s activities thereon or therein;
          provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section for any Claim, but only to the extent that such Claim results solely from the willful misconduct or gross negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.
     SECTION 7.2 Environmental Indemnity. Without limiting the provisions of Section 7.1, the Lessee agrees, to indemnify, hold harmless and defend each Indemnitee on an After-Tax Basis from and against any and all Claims (including third party Claims for personal injury or real or personal property damage), losses (including any loss of value of the Leased Property), damages, liabilities (including liabilities arising under a theory of strict liability), fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including all attorneys’ and/or paralegals’ fees and expenses), and including all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any Governmental Authority (except, in each of the foregoing cases, for any portion of an indemnifiable claim directly attributable to the gross negligence or willful misconduct of any Indemnitee), arising directly or indirectly, in whole or in part, out of:
          (a) the presence in, on or under the Leased Property or any part thereof of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto the Leased Property or any part thereof;
          (b) any activity, including, without limitation, construction, carried on or undertaken on or off the Leased Property or any part thereof, and whether by the Lessee or by any of its Affiliates, or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or by any of its Affiliates or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Leased Property or any part thereof;
          (c) loss of or damage to any property or the environment (including clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws;
          (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien or encumbrance on the land records; or
          (e) any residual contamination on or under the Leased Property or any part thereof, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances, in any case arising or occurring (y) prior to or during the Lease Term or (z) at any time during which the Lessee or any of its Affiliates owns any interest in, including a leasehold interest, or otherwise occupies or possesses the Leased Property or any portion thereof. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. The Lessee, for itself and its Affiliates and its and their successors and assigns, hereby releases and waives any future claims against the Lessor for indemnity or contribution in the event the Lessee becomes liable for cleanup or other costs related to the Leased Property, including under any applicable laws, rules, regulations or court orders. The Lessee or any of its Affiliates acknowledges and agrees that Lessor shall in no respect be considered to be a receiver of the Leased Property.

     SECTION 7.3 Proceedings in Respect of Claims. The obligations and liabilities of the Lessee (the “Indemnitor”), with respect to any Claims for which, if valid, the Indemnitor is obligated to provide indemnification pursuant to the provisions of Section 7.1 and Section 7.2 (“Indemnified Claims”), shall be subject to the following terms and conditions:
          (a) Whenever an Indemnitee (for purposes of this Section 7.3, the word “Indemnitee” shall be deemed to include members of the Indemnitee Group) shall have received notice that an Indemnified Claim has been asserted or threatened against such Indemnitee, the Indemnitee shall promptly notify the Indemnitor of such Claim, together with supporting facts and data within the possession or knowledge of the Indemnitee related thereto, provided that the failure to deliver such notice shall not relieve the Indemnitor of its indemnification obligations hereunder except to the extent that such failure materially prejudices the Indemnitor’s defense of that Claim. With respect to any amount that the Indemnitor is requested by an Indemnitee to pay by reason of Section 7.1 or 7.2, such Indemnitee shall, if so requested by the Indemnitor, and prior to any payment, submit such additional information to the Indemnitor as the Indemnitor may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.
          (b) Indemnitor shall have the right to defend, at its expense, such Indemnified Claim with counsel of its choice reasonably satisfactory to the Indemnitee, provided, however, that the Indemnitor shall have no such right (i) unless the Indemnitor shall deliver to the relevant Indemnitee a written acknowledgment of the Indemnitor’s obligation to indemnify such Indemnitee with respect to such Claim; (ii) if any Default or Event of Default shall have occurred and be continuing; (iii) if such Claim involves a possible imposition of any criminal liability or penalty or civil penalty on such Indemnitee; or (iv) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien on the Leased Property or any part thereof unless the Indemnitor shall have provided security for the Indemnitor’s obligations under this Section with respect to such Claim reasonably satisfactory to the relevant Indemnitee with respect to such risk. The Indemnitee shall promptly notify the Indemnitor of any compromise or settlement proposal with respect to any such Claim and shall not unreasonably refuse to accept any such proposal if the same is acceptable to the Indemnitor. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Indemnitor in accordance with the foregoing. The Indemnitor shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of the Lessor acting individually and on behalf of the affected Indemnitee. The Indemnitor, and each Indemnitee (at the expense of the Indemnitor) are and shall be bound to cooperate with each other in good faith in connection with the defense of any such action, suit or proceeding in providing any information and bear witness or give testimony which may be requested by counsel for any of such parties.
          (c) Upon payment in full of any Claim by the Indemnitor pursuant to Section 7.1 or 7.2 to or on behalf of an Indemnitee, the Indemnitor without any further action (but only to the extent permitted by Applicable Law and contractual agreements), shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense) (subject to the provisions of this Section 7 and Section 8.6 of the Lease), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such Claims and otherwise cooperate with the Indemnitor and give such further assurances as are necessary or advisable to enable the Indemnitor vigorously to pursue such Claims.
          (d) Any amount payable to an Indemnitee pursuant to Section 7.1 or 7.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee.
          (e) If the Indemnitor fails to assume the defense of an Indemnified Claim within a reasonable time after receipt of written notice thereof from the Indemnitee, the Indemnitee will (upon delivering written notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor’s cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume and control the defense of such Claim at any time prior to the settlement, compromise or final determination thereof, provided, however, that the Indemnitor shall have no such right (i) unless the Indemnitor shall deliver to the relevant Indemnitee a written acknowledgment of the Indemnitor’s obligation to indemnify such Indemnitee with respect to such Claim, (ii) if any Default or Event of Default shall have occurred and be continuing; (iii) if such Claim involves a possible imposition of any criminal liability or penalty or civil penalty on such Indemnitee; or (iv) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien on the Leased Property or any part thereof unless the Indemnitor shall have provided security for the Indemnitor’s obligations under this Section with respect to such Claim reasonably satisfactory to the relevant Indemnitee with respect to such risk. In the event the Indemnitee assumes the defense of any such Claim, the Indemnitee will reasonably cooperate with the Indemnitor in keeping the Indemnitor reasonably informed of the progress of any such defense, compromise or settlement.
     SECTION 7.4 General Tax Indemnity.
          (a) The Lessee shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, franchise (including taxes based upon or measured by capital or net worth) sales, rental, use, turnover, value-added, property, excise and stamp taxes and all recapture and other payments in connection with any agreement relating to tax abatements granted in connection with the Leased Property), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as “Taxes” and individually as a “Tax”) (for the purposes of this Section, the definition of “Taxes” excludes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document, as well as any penalties, fees or interest on, or additions to taxes, caused solely by the failure of any of the Tax Indemnitees to provide notice to the Lessee of the Lessee’s indemnity obligations hereunder) imposed on or with respect to any Tax Indemnitee, the Lessee, the Leased Property or any portion thereof or the Land, or any Lessee or user thereof, by the United States or by any state, local or foreign government or other taxing authority in connection with or in any way relating to

(i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, condemnation, casualty, return or other application or disposition of all or any part of the Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) the Leased Property, the Land or any part thereof or any interest therein, (iv) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto and (v) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.
          (b) Section 7.4(a) shall not apply to:
          (i) Taxes on, based on, or measured by or with respect to, solely the net income of a Tax Indemnitee (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental, ad valorem or property Taxes, (B) withholding Taxes imposed by the United States or any state, local or foreign taxing authority on Rent or payments on or with respect to any other amounts payable by Lessee to Lessor under the Operative Documents, (C) any such Taxes to the extent that such tax would not have been imposed if on the Closing Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Lease Balance, with Rent for such loan equal to the Basic Rent payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Lease Balance at the end of the Lease Term, provided that nothing in this clause (i) shall be interpreted to prevent any payment from being made on an After-Tax Basis if otherwise required to be so made;
          (ii) Taxes on, based on, or in the nature of or measured by Taxes solely on: doing business, business privilege, capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any such Taxes imposed on such Tax Indemnitee by any state or locality, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax would not have been imposed if on the Closing Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Lease Balance, with Rent for such loan equal to the Basic Rent attributable to the Lease Balance payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Lease Balance at the end of the Lease Term or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes;
          (iii) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the discharge in full of the Lessee’s obligations to pay the Lease Balance, or any amount determined by reference thereto, and all other amounts due under the Operative Documents, unless such Taxes relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;
          (iv) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition (other than any such sale, assignment, transfer or other disposition made at the request of the Lessee) by such Tax Indemnitee of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the property by the Lessee shall not be treated as a voluntary action of any Tax Indemnitee, (B) any sale or transfer resulting from the exercise by the Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while a Default or an Event of Default shall have occurred and be continuing under the Lease and (D) any sale or transfer resulting from the Lessor’s exercise of remedies under the Lease;
          (v) any Tax which is being contested in accordance with the provisions of Section 7.4(c), during the pendency of such contest, provided that payment of such Tax is not required during the pendency of such contest;
          (vi) any Tax that is imposed on a Tax Indemnitee solely as a result of such Tax Indemnitee’s gross negligence or willful misconduct;
          (vii) any Tax that results from a Tax Indemnitee engaging, with respect to the Leased Property, in transactions prohibited by the Operative Documents; or
          (viii) any interest, penalties or additions to tax to the extent resulting in whole or in part from the failure of a Tax Indemnitee to file a return or pay any Tax that it is required to file or pay in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where the Lessee did not give timely notice to the Tax Indemnitee of such filing requirement that would have permitted a proper and timely filing of such return or (B) results from the failure of the Lessee to supply information necessary for the proper and timely filing of such return that was not in the possession of the Lessor at least twenty (20) Business Days before due or notifying the Tax Indemnitee that it is necessary to file a report, return or statement at least twenty (20) Business Days before the due date for filing.
          (c) If any Claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section may be payable, such Tax Indemnitee shall promptly notify the Lessee in writing, provided that the failure to deliver such notice shall not relieve the Lessee of its indemnification obligations hereunder. The Lessee shall not be responsible for the costs, interest, penalties or additions to taxes in the nature of penalties suffered as a result of the failure of any of the Tax Indemnitees to notify the Lessee. The Lessee shall be entitled, at its expense, to participate in and to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest any such action, suit or proceeding, at the sole cost and expense of the Lessee, on behalf of the Lessee) if and to the extent that (A) a Default or an Event of Default has occurred and is continuing, (B) such action, suit or proceeding involves matters which are unrelated to the transactions contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessee, (C) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee, (D) the Lessee fails to deliver to the Tax Indemnitee a written acknowledgement of the Lessee’s obligation to fully indemnify the Tax Indemnitee with respect to such action, suit or proceeding, or (E) if in the reasonable opinion of such Tax Indemnitee (i) such action, suit or proceeding involves a possible imposition of criminal liability or penalty or civil penalty on such Tax Indemnitee, or (ii) if such proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien on the Leased Property or any part thereof unless the Lessee shall have provided security for Lessee’s obligations under this Section with respect to such action, suit or proceeding reasonably satisfactory to the Tax Indemnitee with respect to such risk. If Lessee assumes and controls the defense of the proceeding, the Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. Each Tax Indemnitee shall at the Lessee’s expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section. Unless a Default or an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section without the prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed, unless such Tax Indemnitee waives its right to be indemnified under this Section with respect to such Claim. Notwithstanding anything contained herein to the contrary, (i) a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a Claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section with respect to such Claim (and any related Claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (ii) no Tax Indemnitee shall be required to contest any Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of the Lessee’s counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and the Lessee shall consult in good faith with each other regarding the conduct of such contest controlled by either. Lessee shall not settle any claims without the consent of the Tax Indemnitee, which consent shall not be unreasonably withheld.
          (d) If (i) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by the Lessee pursuant to this Section or (ii) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the Lessee pursuant to this Section, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section, which reduction in Taxes was not taken into account in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or an amount equal to such reduction in Taxes, as the case may be; provided, however, that no such payment shall be made so long as a Default or an Event of Default shall have occurred and be continuing; and provided, further, that the amount payable to the Lessee by any Tax Indemnitee pursuant to this subsection shall not at any time exceed the aggregate amount of all indemnity payments made by the Lessee under this Section to such Tax Indemnitee and all related Tax Indemnitees with respect to the Taxes which gave rise to a credit or refund or with respect to the Tax which gave rise to a reduction in Taxes less the amount of all prior payments made to the Lessee by such Tax Indemnitee and related Tax Indemnitees under this Section. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this subsection shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee hereunder.
          (e) Any Tax indemnifiable under this Section shall be paid directly to the applicable taxing authority prior to delinquency if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable. Any payments made pursuant to this Section shall be made directly to the Tax Indemnitee entitled thereto or the Lessee in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its Address as set forth in this Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee’s payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.
          (f) If the Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section, the Lessee shall, if the Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the Leased Property in the Lessee); provided, however, that if the Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, the Lessee will promptly so notify the appropriate Tax Indemnitee at least thirty (30) days before due or notify the Tax Indemnitee that it is necessary to file a report, return or statement at least thirty (30) days before the due date for filing, in which case Tax Indemnitee will timely file such report, return or statement. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably available or accessible to the Lessee. In any case in which the Lessee will file any such report, return or statement, each Tax Indemnitee shall, upon written request of the Lessee, provide the Lessee with such information as is reasonably requested and reasonably available to the Tax Indemnitee.

          (g) It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.
     SECTION 7.5 Exculpation. Neither the Lessor nor any of its Affiliates has and shall have any liability or obligation whatsoever or howsoever in connection with the design, construction, completion or management of the Improvements and/or any Alterations and in no event shall the Lessor or any of its Affiliates be obligated to inspect the Improvements and/or any Alterations or all or any part of the Leased Property. Under no circumstances whatsoever shall the Lessor or any of its Affiliates be or become liable for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure the Improvements and/or any Alterations, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or non-performance of any obligation of the Lessee to the Lessor or to any other Person, firm or entity without limitation. Nothing, including without limitation, any funding by the Lessor of the Lease Balance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on the part of the Lessor or any of its Affiliates. Further, the Lessee shall be solely responsible for all aspects of the Lessee’s business and conduct in connection with the construction and completion of all Improvements and/or any Alterations.
     Neither the Lessor nor any of its Affiliates shall have any obligation to supervise, inspect or inform the Lessee or any third party of any aspect of the work or construction of the Improvements and/or any Alterations or any other matter referred to above. Any inspection or review made by or on behalf of the Lessor shall be made for the purpose of determining whether or not the obligations of the Lessee under the Operative Documents are being properly discharged, and neither the Lessee, nor any third party shall be entitled to rely upon any such inspection or review.
     Neither the Lessor nor any of its Affiliates owes any duty of care to the Lessee or any other Person to protect against or inform the Lessee or any other Person of the existence of negligent, faulty, inadequate or defective design or construction of the Improvements or any other aspect of the Leased Property.
     SECTION 7.6 Role of Lessor. Any term or condition hereof or of any of the other Operative Documents to the contrary notwithstanding, the Lessor shall not have, and by its execution and acceptance of this Agreement, hereby expressly disclaims, any obligation or responsibility for the design, construction, installation, testing, management, conduct or operation of the Improvements or all or any part of the Leased Property or business and affairs of the Lessee, and any term or condition hereof, or of any of the other Operative Documents, permitting the Lessor to disburse funds, or to take or refrain from taking any action with respect to the Lessee or the Leased Property shall be deemed to be solely for the benefit of the Lessor and may not be relied upon by any other Person. Further, the Lessor shall not have, have not assumed and by its execution and acceptance of this Agreement hereby expressly disclaims, any liability or responsibility for the payment or performance of any indebtedness or obligation of the Lessee, and no term or condition hereof, or of any of the other Operative Documents, shall be construed otherwise.

     SECTION 7.7 Lessor’s Benefit. All conditions precedent to the Lessor’s acquisition of the Leased Property and funding of the Lease Balance or taking of any other action under the Operative Documents are imposed hereby solely for the benefit of the Lessor. No party other than the Lessor may require satisfaction of any such condition precedent. Any requirement of this Agreement and any requirement of any other Operative Document may be waived by the Lessor, in whole or in part, at any time. Any requirement herein or in any other Operative Document of submission of evidence to the Lessor of the existence or non-existence of a fact shall be deemed, also, to be a requirement that the fact shall exist or not exist, as the case may be, and without waiving any condition or obligation of the Lessee, the Lessor may at all times independently establish to its satisfaction such existence or non-existence.
SECTION 8
MISCELLANEOUS
     SECTION 8.1 Survival of Agreements. The indemnities of the parties provided for in Section 7 of this Agreement and in the other Operative Documents, and all provisions for the payment or reimbursement by the Lessee of expenses hereunder and in the other Operative Documents, shall survive the termination or expiration of this Agreement and any of the other Operative Documents (including, without limitation, the termination of the Lease pursuant to Section 15.7 thereof), any disposition of any interest of the Lessor in the Leased Property and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.
     SECTION 8.2 Notices. Unless otherwise specified herein or in an applicable Operative Document, it shall, for purposes of this Agreement and the other Operative Documents, be sufficient service or giving of any notice, request, complaint, demand, instruction or other instrument or document to any Person, if it is in writing and sent to the Address set forth below. Any notice given by facsimile transmission shall be deemed given when sent provided confirmed by a nationally recognized overnight carrier service. Any notice given by mail shall be sent by registered or certified mail, return receipt requested and shall be deemed to have been given when so sent. The parties hereto may designate, by notice given to each of the other parties, any further or different addresses than those set forth below to which subsequent notices shall be sent. For purposes of the Operative Documents (but subject to the preceding sentence), the address of the Lessee and the Lessor is as follows:

(i)	Lessee:	NAP of the Capital Region, LLC
c/o Terremark Worldwide, Inc.
2601 South Bayshore Drive, Suite 900
Miami, Florida 33133
Attention: Chief Financial Officer
Facsimile: (305) 856-8190
Telephone: (305) 860-7817

(ii)	Lessor:	Culpeper Lessor 2007-1 LLC
c/o Credit Suisse
Eleven Madison Avenue
New York, New York 10010-3643
Attention: Gregory Strzelichowski
Attention: Larcy Naval
Attention: Shane M. Hadden
Facsimile: (212) 325-6666
Telephone: (212) 325-2000

(iii)	Guarantor:	Terremark Worldwide, Inc.
2601 South Bayshore Drive, Suite 900
Miami, Florida 33133
Attention: Chief Financial Officer
Facsimile: (305) 856-8190
Telephone: (305) 860-7817

(iv)	With copy to:	Greenberg Traurig, LLP
1900 University Ave., 5th Floor
East Palo Alto, California 94303
Attention: Toni P. Wise
Facsimile: (650) 462-7887
Telephone: (650) 289-7887
     SECTION 8.3 Counterparts. This Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Agreement, (a) the signature pages taken from the separate individually executed counterparts of this Agreement may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature for all purposes. All executed counterparts of this Agreement shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.
     SECTION 8.4 Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to any party thereto except with the prior written consent of such party thereto. If and to the extent that this Agreement, the Lease or any other Operating Document constitutes an amendment, supplement, termination, waiver or other modification to any Operative Document, each of the parties hereto, by its execution of this Agreement, shall be deemed to have given its written consent to such amendment supplement, termination, waiver or other modification.
     SECTION 8.5 Headings, etc. The Table of Contents and headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     SECTION 8.6 Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto, their successors and their permitted assigns.
     SECTION 8.7 Governing Law. This Participation Agreement shall in all respects be governed by the internal law of the State of New York as to all matters of construction, validity and performance, without regard to conflicts of law principles to the extent permitted by Applicable Law, except Title 14 of Article 5 of the New York General Obligations Law, except as to matters relating to the creation of liens and the exercise of remedies with respect to the leased Property, which shall be governed by and construed in accordance with the laws of the state in which such Leased Property is located.
     SECTION 8.8 Liability of Lessor Limited. Recourse to the Lessor under this Agreement shall be limited as provided in Section 18.12 of the Lease.
     SECTION 8.9 Expenses.
          (a) Expenses of Lessor. The fees, expenses and disbursements (including counsel fees and the Standby Fee) of the Lessor in connection with the Operative Documents (including all costs associated with the release and termination of the Operative Documents in accordance with the terms thereof) shall be paid by the Lessee as Supplemental Rent as and when provided in this Agreement and the other Operative Documents or upon demand therefor by the Lessor.
          (b) Amendments and Supplements. The Lessee agrees to pay all out-of-pocket costs and expenses of the Lessor in connection with any proposed or successful amendment or supplementing any of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the fees and disbursements of counsel for the Lessor).
     SECTION 8.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 8.11 Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the borough of Manhattan, and appellate courts from any thereof; and

          (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.
     Each party, to the extent permitted by law, hereby voluntarily, knowingly, irrevocably and unconditionally waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, among or between the parties hereto arising out of, in connection with, related to, or incidental to the relationship established among the parties in connection with this Agreement, any other Operative Document or any other document executed or delivered in connection herewith or the transactions related hereto. This waiver shall not in any way affect, waive, limit, amend or modify the ability of the Lessor to pursue any remedies contained in this Agreement, the other Operative Documents or any other agreement or document related hereto. This provision is a material inducement to the Lessor to enter into this Agreement and the other Operative Documents.
     SECTION 8.12 Limitation on Interest. Any provision to the contrary contained in this Agreement or in any of the other Operative Documents notwithstanding, it is expressly provided that in no case or event shall the aggregate of (i) all interest payable by the Lessee and (ii) the aggregate of any other amounts accrued or paid pursuant to this Agreement or any of the other Operative Documents, which under applicable laws are or may be deemed to constitute interest, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received. In this connection, it is expressly stipulated and agreed that it is the intent of the Lessee and the Lessor to contract in strict compliance with the applicable usury laws of the State of New York and of the United States (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Agreement or any of the other Operative Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum contract interest rate permitted to be contracted for, charged or received by the applicable laws of the United States or the State of New York (whichever permit the higher rate of interest). The Lessee and the other parties now or hereafter becoming liable for payment of any indebtedness under this Agreement or any other Operative Documents shall never be liable for interest in excess of the maximum rate that may be lawfully contracted for or charged under the laws of the State of New York and of the United States (whichever permit the higher rate of interest). If under any circumstances the aggregate amounts paid include amounts which by law are deemed interest which would exceed the maximum amount of interest which could lawfully have been contracted for, charged or received, the parties stipulate that such amounts will be deemed to have been paid as a result of an error on the part of the parties, and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund the amount of such excess or at the option of the Lessor, credit such excess against any unpaid principal balance owing. To the maximum extent permitted by applicable law, all amounts contracted for, charged or received for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Lease. The provisions of this Section 8.12 shall control all of the Operative Documents.

     SECTION 8.13 Reproduction of Documents. The parties hereto agree and stipulate that, to the extent permitted by applicable law, any reproduction of this Agreement or other Operative Documents shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 8.13 shall not prohibit the Lessor from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
     SECTION 8.14 Payment of Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Lessee and the Guarantor shall:
          (a) Fees and Expenses. Pay or cause to be paid (i) all fees and expenses incurred by the Lessor in connection with the transactions described in this Agreement and the other Operative Documents, (ii) all fees and expenses incurred by any of the Lessor in connection with any refinancing, modification, supplement or amendment (or, if related to a request made by the Lessee, interpretation) of this Agreement or any of the Operative Documents or any waiver or consent under or in respect of this Agreement or any of the Operative Documents, whether or not such refinancing, modification, supplement, amendment, waiver or consent is obtained or becomes effective, and in connection with the consideration of any potential, actual or proposed restructuring or workout of the transactions contemplated hereby or by the Operative Documents, (iii) all fees and expenses incurred by any of the Lessor in connection with the consummation of the Overall Transaction, including without limitation, in each instance set forth in clauses (i), (ii) and (iii), any and all document production, duplication charges, printing, word processing and reproduction expenses, legal and surveyor’s fees (including the legal fees and expenses of local counsel and counsel to the Lessor), and (iv) other fees and expenses of the Lessor, as beneficiary or mortgagee, as applicable, under applicable title insurance policies, fees and expenses of any appraisers and environmental engineers and consultants, and all recording, registration and filing fees, taxes and expenses.
          (b) Out-of-Pocket Expenses. Reimburse or cause to be reimbursed each of the Indemnitees for its or their reasonable out-of-pocket expenses (other than income taxes) in connection with (i) the transactions contemplated hereunder and under the Operative Documents, and (ii) any modification, supplement or amendment of any of the Operative Documents or any waiver or consent under or in respect of any of the Operative Documents and in connection with the consideration of any potential, actual or proposed restructuring or workout of the transactions contemplated hereby or by the Operative Documents, and pay or cause to be paid all reasonable costs, expenses, taxes and fees incurred by the Lessor, in enforcing this Agreement or any Operative Document, including reasonable attorneys’ fees and disbursements, in connection with any Default or Event of Default thereunder or hereunder, or in responding to any subpoena or other legal process or informal investigate demand issued in connection with this Agreement or any of the Operative Documents, or the transactions contemplated hereby or thereby.
          (c) Stamp Taxes. Pay or cause to be paid, and save each of the Indemnitees (and each nominee of, payee designated by or successor or assignee of the Lessor harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all stamp and other similar taxes, fees and excises, if any, including any interest and penalties, which may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement, or in connection with any modification, supplement or amendment of this Agreement or any of the Operative Documents or any waiver or consent under or in respect of this Agreement or any of the Operative Documents.
          (d) Brokerage Fees. Hold each of the Indemnitees harmless from and against any and all finders’ or brokerage fees and commissions which may be payable in connection with such transactions or in connection with any modification, supplement or amendment of this Agreement or any of the other Operative Documents or any waiver or consent under or in respect of this Agreement or any of the other Operative Documents.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.
[SIGNATURE PAGE ATTACHED]

LESSOR:
CULPEPER LESSOR 2007-1 LLC
a Delaware limited liability company
By: Credit Suisse Management LLC,
Its: Sole Member

By:	/s/ Damien Dwin
	Name:	Damien Dwin
	Title:	Vice President

LESSEE:
NAP OF THE CAPITAL REGION, LLC,
a Florida limited liability company
By: Terremark Worldwide, Inc.
Its: Sole Member

By:	/s/ Jose Segrera
	Name:	Jose Segrera
	Title:	Chief Financial Officer

GUARANTOR:
TERREMARK WORLDWIDE, INC.,
a Delaware corporation

By:	/s/ Jose Segrera
	Name:	Jose Segrera
	Title:	Chief Financial Officer

APPENDIX I
TO
PARTICIPATION AGREEMENT AND LEASE AGREEMENT
DEFINITIONS AND INTERPRETATION
[See separate text]

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